PROXY	EDGE PETROLEUM CORPORATION	PROXY

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders to be held on Thursday, October 23, 2008

☐  Advance Registration: Check here if you or your designated representative or proxy and/or a member of your immediate family plan to attend the meeting. Write in the space below the name of any such intended attendee.

The undersigned hereby appoints C.W. MacLeod and Robert C. Thomas, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 2008 annual meeting of stockholders of Edge Petroleum Corporation (the “Company”), to be held on Thursday, October 23, 2008, at the Hyatt Regency Hotel, 1200 Louisiana, Houston, Texas 77002, at 1:30 p.m. (the “Annual Meeting”) or at any adjournment thereof, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 14, 2008, AMONG THE COMPANY, CHAPARRAL ENERGY, INC. AND CHAPARRAL EXPLORATION, L.L.C., THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, THE APPROVAL OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008, AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT. If you will not be voting by telephone or the Internet, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States. If you will be voting by telephone or the Internet, there is no need for you to mail back the accompanying proxy.

INSTRUCTIONS ON HOW TO VOTE BY TELEPHONE OR THE INTERNET

To Vote by Telephone — On a touch-tone phone, call 1-800-652-8683. Please have this proxy card ready when you call and follow the simple recorded instructions the vote voice provides to you.

To Vote by Internet — Log on to the Internet and go to http://www.investorvote.com/EPEX. Please have this proxy card ready when you access the simple instructions that appear on your computer screen.

Your vote by telephone or the Internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned the accompanying proxy. The telephone and Internet voting facilities are available 24 hours a day, 7 days a week, but they will close at 5:30 p.m. Central Daylight Time on October 22, 2008.

(Continued and to be dated and signed on reverse side)

The undersigned hereby acknowledges receipt of the notice of, and Proxy Statement for, the aforesaid Annual Meeting.

(1) ADOPTION OF THE AGREEMENT AND PLAN OF MERGER

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) ELECTION OF DIRECTORS	☐ FOR the nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for the nominees listed below

(INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee’s name below.) NOMINEES: Vincent S. Andrews Jonathan M. Clarkson Michael A. Creel

(3) PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN, LLP as the independent registered public accounting firm for the Company for 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) With discretionary authority as to such other matters as may properly come before the meeting.

Signature

Date: , 2008
(If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please add your title as such.)
Please sign, date and return promptly.